                                                                    EXHIBIT 10.6


ORACLE(R)                NETWORK LICENSE ORDER FORM

ENABLING THE INFORMATION AGE

            CUSTOMER NAME:     New York Mercantile Exchange
        CUSTOMER LOCATION:     One North End Avenue
                               New York, NY  10282


  CONTRACT ADMINISTRATOR:  Larry Scheinberg
                   PHONE:  212-299-2818
                     FAX:  212-301-4631
                   PHONE:  212-299-2818
                    FAX:

TECHNICAL CONTACT: Larry Scheinberg
    EMAIL ADDRESS:



                           ORACLE CONTRACT INFORMATION

                AGREEMENT:     Software License and Services Agreement
           AGREEMENT NAME:     SLSA-49438-06-Jan-95
                               This Network License Order Form and attachment(s)
                               ("Order Form") are placed in accordance with the agreement specified above ("Agreement").
                               Customer hereby orders the Program licenses described herein for use in the United States, unless otherwise specified. The "Network" is defined as any number of Computers of the Designated Systems listed in this Order Form, except for Computer-based or Processor-based licenses or other similar licenses as specified herein.

    A.       DESIGNATED SYSTEMS/PROGRAMS

                                Make/Model:  DEC Alpha
                          Operating System:  OPENVMS
                                     Media:  CD

       Description    Quantity   License Level    License Type   List License Fee  Discount %    Net License Fee  Net Support Fee
---------------------------------------------------------------------------------------------------------------------------------
Per User Licenses:
-----------------
FOR USE IN THE U.S.

*Hot Standby Option     802         Full Use       Deployment      $453,130.00        10%            $407,817.00     $50,526.00

                                             User Based Fees:         $407,817.00
                                            NET LICENSE FEES:         $407,817.00

                                     User Based Support Fees:          $50,526.00
              TECHNICAL SUPPORT FEE THROUGH JANUARY 31, 1999:          $50,526.00
                                      Technical Support Type:                Gold

                                                  TOTAL FEES:         $458,343.00



*Whenever the RDB Database Option Program specified above are installed on a specific Computer under this Order Form, the quantity of each applicable License Type for such Programs needs to match the quantity of each applicable License Type.



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ORACLE(R)

ENABLING THE INFORMATION AGE

B.       GENERAL TERMS

1. Customer Definition. For purposes of this Order Form, customer shall be defined as the company listed at the head of this Order Form and it's majority owned subsidiaries located in the U.S. as of the Effective Date. Before accessing the Programs, each subsidiary must agree in writing to be bound by the terms of the Agreement and this Order Form.

2. Technical Support. Annual Technical Support services ordered by Customer will be provided under Oracle's Technical Support policies and pricing in effect on the date Technical Support is ordered and shall be effective upon shipment (or upon Order Form Effective Date for products not requiring shipment); first year Technical Support valid through January 31, 1999 is quoted above, if ordered. This amount is prorated and based upon the Annual Gold Technical Support fees for RDB Hot Standby Option ordered hereunder, which when a full year of Gold Technical Support is ordered, total $86,616.00. Fees for Technical Support are due and payable annually in advance.

3. Miscellaneous. Oracle shall deliver to the Customer Location, for use in the U.S., 1 copy of the software media ("Master Copy") and 1 set of Documentation (CD-ROM or bound, whichever is generally available) for each Program currently available in production release as of the Effective Date below for use on the Network. Customer shall have the right to make up to 1 copy of the Program(s), including Documentation, for each license of the Program(s) and the Customer shall be responsible for installation of the software. All fees under this Order Form shall be due and payable net 30 days from date of invoice, and shall be noncancellable and the sums paid nonrefundable. Customer agrees to pay applicable sales/use tax, and media charges. If Customer loses or damages the media containing a Program licensed hereunder, upon Customer's written notice Oracle will provide a replacement copy thereof, under Oracle's then-current Technical Support policies, for a media and shipping charge. The following shipping terms shall apply:
         FOB Destination, Prepaid and Add. These terms shall also apply to any options exercised by Customer.




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
C. OTHER

1. Additional Designated Systems. For 2 years from the Effective Date, Customer shall have the option to add 3 additional Designated System(s) types ("Additional Designated System(s)") to this Order Form at no charge, if: (i) The Programs licensed herein are available in production release status on the Additional Designated System at the time Customer elects to add the Additional Designated System; and (ii) Customer has continuously maintained Technical Support for such Programs.


Customer and Oracle agree that the terms and pricing of this Order Form shall not be disclosed without the prior written consent of the other party. This quote is valid through April 30, 1998 and shall become binding upon execution by Customer and acceptance by Oracle.


         NEW YORK MERCANTILE EXCHANGE     ORACLE CORPORATION

 Signature:  /s/ Neal Wolkoff             Signature:   _________________________
 Name:       Neal Wolkoff                 Name:        _________________________
 Title:    Exec. V.P.                     Title:       _________________________
 Effective Date:  ____________________



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
SHIPMENT SUMMARY:

                PROGRAMS                             DESIGNATED SYSTEMS                          MEDIA TYPE      CSI NUMBER
         RDB Hot Standby Options                     DEC Alpha/Open VMS                            CD ROM




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


ORACLE(R)
ENABLING THE INFORMATION AGE


                     JANUARY 1, 1998 PRICE LIST DEFINITIONS


"CONCURRENT DEVICES" (OR "CONCUR DEV"): is the maximum number of input devices accessing the Programs at any given point in time. If multiplexing software or hardware (e.g. a TP monitor, webserver product) is used, this number must be measured at the multiplexing front-end.

"NAMED USER OR DEVELOPER": is defined as an individual who is authorized by Customer to use the Oracle Programs, regardless of whether the individual is actively using Programs at any given time.

"MAILBOX" is defined as a point from which to send or receive electronic mail. It is created when a user account or application is created in Oracle Office.

"COMPUTER":  licensed for use on a single specified computer.

"PROCESSOR": shall be defined as the actual number of processors installed in the licensed Computer and running the Oracle Programs, regardless of the number of processors which the Computer is capable of running.

"CLIENT": a computer which (1) is used by only one person at a time, and (2) executes Oracle software in local memory or stores the software on a local storage device.

"FULL USE PROGRAMS" are unaltered versions of the Programs with all functions intact.

"DEPLOYMENT PROGRAMS" may be used only to execute existing applications or reports. They may not be used to build or modify reports or applications. Deployment Programs are to be generated by Customer from Full Use Programs.

"APPLICATION SPECIFIC PROGRAMS" (OR "APP SPECIFIC"): shall mean Programs which are limited to use solely for Customer's application software defined on the Order Form. Application Specific Programs are to be generated by Customer from Full Use programs.

"WEB SPECIFIC PROGRAM(S)" (OR "WEB SPECIFIC"): shall mean Program licenses which may only be accessed by Clients via Internet networking protocols. Notwithstanding any use restrictions in the Agreement or Oracle Program License Terms. Customer's applications may only allow third party web access to a licensed Web Specific Program for viewing, querying, or adding data only, so long as such use is in accordance with the other terms of the Agreement.

For Oracle Human Resources, Oracle Payroll and Oracle Time Management, the number of "EMPLOYEES" is the number of active Customer employee records.

For Oracle Personal Time and Expense, the number of "EMPLOYEES" is the total number of people authorized to enter time and expense records.

For Oracle Sales Compensation, the number of "EMPLOYEES" is the total number of Customer's employees or agents whose compensation, in whatever form, is calculated or monitored using Oracle Sales Compensation.

For Oracle Training Administration, the number of "EMPLOYEES" is the total number of students receiving the training courses supplied by the Customer.

"FOUNDATION SERVICES": This is limited support, and any license for which it is purchased is not a Supported Program License.

An "EDUCATION UNIT" entitles Customer to acquire instruction for Customer employees at any Oracle Education Center worldwide, as provided by in the Oracle Education catalogue, exclusive of expenses. Education Units may also be used to acquire instruction at Customer's facilities at the rates described in the applicable standard Oracle Education catalogue in effect at the time of such order. Education Units are valid for 12 months from the Effective Date of the Order Form on which they are ordered or as specifically stated in the applicable order.

"ORGANIZATIONAL CHANGE MANAGEMENT SERVICES" are services for assisting Customers in managing change in their organizations. Customer's discounts for consulting or training do not apply to such Organizational Change Management Services.

A "SUITE" consists of all the functional software components described in the Documentation.


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

ORACLE(R) CREDIT CORPORATION                                             PAYMENT PLAN AGREEMENT

                                                                         EXECUTED BY CUSTOMER (authorized signature):

 Customer:       NEW YORK MERCANTILE EXCHANGE INC                        By:   /s/ Neal Wolkoff
                                                                               -------------------------------------
 Address:        ONE NORTH END AVE 14TH FLR                              Name: Neal Wolkoff
                 NEW YORK NY  10282                                            -------------------------------------
                                                                         Title: Exec V.P.
                                                                               ------------------------------------

                                                                         EXECUTED BY ORACLE CREDIT CORPORATION:
 Phone:          212  299-2000
 PPA No.:                       Effective Date                           By:   ____________________________________
                                                                         Name: ____________________________________
                                                                         Title:____________________________________

This Payment Plan Agreement is entered into by Customer and Oracle Credit Corporation ("OCC") to provide for the payment of the System Price specified in a Payment Schedule on an installment basis. Each Payment Schedule shall specify the Software and other incidental products and services (which items, together with any upgrade, transfer or substitution of the foregoing, collectively are the "System"), the System Price, and the Order and Agreement covered by the Payment Schedule. Each Payment Schedule shall incorporate the terms and conditions of this Payment Plan Agreement (together referred to as a "PPA"). The System shall be licensed or provided by Oracle directly pursuant to the terms of the Order and Agreement. Except as otherwise provided under this PPA, Customer's rights and remedies under the Order and Agreement, including Oracle's warranty and refund provisions, shall not be affected.

1. PAYMENT SCHEDULE: Customer agrees to pay OCC the Payment Amounts in accordance with this PPA, with each payment due and payable on the applicable Due Date. IF full payment of each Payment Amount and other amounts payable is not received by OCC within 10 days of each Due Date, Customer agrees to pay to OCC interest on the overdue amount at the rate equal to the lesser of one and one-half percent (1.5%) per month, or the maximum amount allowed by law. Unless stated otherwise, Payment Amounts exclude any applicable sales, use, property or any other tax allocable to the System, Agreement or any PPA ("Taxes"). Any amounts or any Taxes payable under the Agreement which are not added to the Payment Amounts due under this PPA are due and payable by Customer, and Customer shall remain liable for any filing obligations. Customer's obligation to remit Payment Amounts to OCC or its assignee in accordance with this PPA is absolute, unconditional, noncancellable, independent, and shall not be subject to any abatement, set-off, claim, counterclaim, adjustment, reduction, or defense for any reason, including but not limited to, any termination of any Agreement, or performance of the System.

2. ASSIGNMENT: Customer hereby consents to OCC's assignment of all or a portion of its rights and interests in and to this PPA to third-parties ("Assignee"). OCC shall provide Customer notice thereof. Customer and OCC agree that Assignee shall not, because of such assignment, assume any of OCC's or Oracle's obligations to Customer. Customer shall not assert against Assignee any claim, defense, counterclaim or setoff that Customer may have against OCC or Oracle. Customer waives all rights to make any claim against Assignee for any loss or damage of the System or breach of any warranty, express or implied, as to any matter whatsoever, including but not limited to the System and service performance, functionality, features, merchantability or fitness for a particular purpose, or any indirect, incidental or consequential damages or loss of business. Customer shall pay Assignee all amounts due and payable under this PPA, but shall pursue any claims under any Agreement against Oracle. Except as provided for a Customer default below, neither OCC nor its Assignees will interfere with Customer's quiet enjoyment or use of the System in accordance with the Agreement's terms and conditions.

3. DEFAULT; REMEDIES: Any of the following shall constitute a Default under this
PPA: (i) Customer fails to pay when due any sums due under this PPA; (ii) Customer breaches any representation or fails to perform any obligation in any PPA; (iii) Customer materially breaches or terminates the license relating to the Software; (iv) Customer defaults under a material agreement with Assignee; or (v) Customer becomes insolvent or makes an assignment for the benefit of creditors, or a trustee or receiver is appointed for Customer or for a substantial part of its assets, or bankruptcy, reorganization or insolvency proceedings shall be instituted by or against Customer.

In the event of a Default that is not cured within thirty (30) days of its occurrence, OCC may: (i) require all outstanding Payment Amounts and other sums due and scheduled to become due (discounted at the lesser of the rate in this PPA or five percent (5%) per annum simple interest) to become immediately due and payable by Customer; (ii) pursue any rights provided under any Agreement, including terminating all of Customer's rights to use the System and related services; and (iii) pursue any other rights or remedies available at law or in equity. In the event OCC institutes any action for the enforcement of the collection of Payment Amounts, there shall be due from Customer, in addition to the amounts due above, all costs and expenses of such action, including reasonable attorneys' fees. No failure or delay on the part of OCC to exercise any right or remedy hereunder shall operate as a waiver thereof, or as a waiver of any subsequent breach. All remedies are cumulative and not exclusive. Customer acknowledges that upon a default under this PPA, no party shall be required to license, lease, transfer or use any Software in mitigation of any damages resulting from Customer's default.

4. CUSTOMER'S REPRESENTATIONS AND COVENANTS: Customer represents that, throughout the term of this PPA, this PPA has been duly authorized and constitutes legal, valid, binding and enforceable agreement of Customer. Any transfer or assignment of Customer's right or obligations in the System, or under the Agreements or this PPA shall require Oracle's and Assignee's prior written consent. A transfer shall include a change in majority ownership of Customer. Customer agrees to promptly execute any ancillary documents and take further actions as OCC or Assignee may reasonably request, including, but not limited to, assignment notifications, acceptance certificates, certificates of authorization, registrations, and filings. Customer agrees to provide OCC or Assignee copies of Customer's balance sheet, income statement, and other financial reports as OCC or Assignee may reasonably request.

5. MISCELLANEOUS: This PPA shall constitute the entire agreement between Customer and OCC regarding the subject matter herein and shall supersede any inconsistent terms set forth in the Order, Agreement or any related agreements, Customer purchase orders and all prior oral and written understandings. If any provision of this PPA is invalid, such invalidity shall not affect the enforceability of the remaining terms of this PPA. Customer's obligations under this PPA shall commence on the Effective Date specified therein. Except for payment terms specified in this PPA. Customer remains responsible for all the obligations under each Agreement. Each Payment Schedule, and any changes to a PPA or any related document, shall take effect when executed by OCC. This PPA shall be governed by the laws of the State of California and shall be deemed executed in Redwood Shores, CA as of the PPA Effective Date.


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

ORACLE(R) CREDIT CORPORATION                                                                   PAYMENT SCHEDULE

 Page _______ of __________                                                         (ORACLE PRODUCT)   NO. ____

 Customer:         NEW YORK MERCANTILE EXCHANGE INC                      EXECUTED BY CUSTOMER (authorized signature):
                                                                         By: /s/ Neal Wolkoff
 Address:          ONE NORTH END AVE 14TH FLR                                --------------------------------------------------
                   NEW YORK NY 10282                                     Name: /s/ Neal Wolkoff
                                                                               ------------------------------------------------
                                                                         Title: Exec V.P.
                                                                                -----------------------------------------------

 Contact: __________________________________________________________
 Phone: ____________________________________________________________     EXECUTED BY ORACLE CREDIT CORPORATION:
 Order: _____________________________________  dated _______________     By: ________________________________________________
 Agreement: _________________________________  dated _______________     Name: ______________________________________________
 PPA No.: ___________________________________  dated _______________     Title: _____________________________________________
          __________________________________________________________
                                                                         Payment Schedule Effective Date:  __________________

 SYSTEM:                                                           PAYMENT SCHEDULE:
 -------                                                           -----------------
                                                                   Payment Amount             Due Date
 Software:               $407,817.00                               $458,343                   1-Jan-99
 Support:                $ 50,526.00  Seven Months
 Education:              ___________
 Consulting:             ___________
 Other:                  ___________
 System Price:           $458,343.00                               One (1) payment due and payable as set
                                                                   forth above.

Optional (if this box is checked):

[ ] The System was ordered from an alliance member/agent of Oracle Corporation, whose name and address is specified below, by executing an Order. Customer has directly licensed the Software from Oracle Corporation as Supplier pursuant to the Agreement. For this Payment Schedule, the alliance member/agent is also a Supplier, and the Order and Agreement shall each be considered a separate Agreement hereunder. OCC shall be provided with an Order executed by Customer. Alliance members/agents are not authorized to waive or alter any term or condition of this PPA. Neither OCC nor Assignee shall be responsible to Customer for any claim or liability pertaining to the actions or statements of any alliance member/agent.

Taxes shall be added to Payment Amounts only if OCC is provided with invoices between Customer and alliance member/agent for the System (specifying applicable Taxes) within ten days of the Payment Schedule Effective Date.

Alliance Member/Agent: ________________________________________________________
Address: ______________________________________________________________________
Contact: __________________________________ Phone: ____________________________

This Oracle Payment Schedule constitutes a separate agreement, and incorporates by reference the terms and conditions of the above Payment Plan Agreement ("PPA") between Oracle Credit Corporation ("OCC") and Customer, and adds the following additional terms:

PAYMENTS: This PPA shall replace Customer's payment obligation under the Agreement to Supplier and any alliance member/agent, to the extent of the System Price listed above, upon Customer's delivery of a fully executed Agreement, PPA, and any other documentation required by OCC, and execution of the PPA by OCC. Customer agrees that OCC or its Assignee may treat documents faxed to OCC as original documents; nevertheless, Customer agrees to deliver original signed documents if requested. Customer agrees that OCC may add the amount of applicable Taxes to each Payment Amount, and OCC may adjust subsequent Payment Amounts to reflect any change or correction in Taxes due. If Support is included in the System Price, the applicable support fees together with the then relevant Taxes will be paid to Supplier and any alliance member/agent in the applicable support period from the Payment Amounts received in that period. The balance of each Payment Amount, unless otherwise stated, includes a proportional amount of the remaining components of the System Price. Software shall be accepted, and the services shall be deemed ordered pursuant to the terms of the Agreement.


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